                                                              EXHIBIT 99.6(a)(3)

                          EATON VANCE MUNICIPALS TRUST

                             DISTRIBUTION AGREEMENT
                               (TRADITIONAL FUNDS)


      AGREEMENT effective November 1, 1996 between EATON VANCE MUNICIPALS TRUST, hereinafter called the "Trust," a Massachusetts business trust having its principal place of business in Boston in the Commonwealth of Massachusetts, on behalf of each of its series listed on Schedule A (the "Funds") and EATON VANCE DISTRIBUTORS, INC., a Massachusetts corporation having its principal place of business in said Boston and formerly named EV Distributors, Inc., hereinafter sometimes called the "Principal Underwriter."

      IN CONSIDERATION of the mutual promises and undertakings herein contained, the parties hereto agree with respect to each Fund:

      1. The Trust grants to the Principal Underwriter the right to purchase shares of the Fund upon the terms hereinbelow set forth during the term of this Agreement. While this Agreement is in force, the Principal Underwriter agrees to use its best efforts to find purchasers for shares of the Fund.

      The Principal Underwriter shall have the right to buy from the Fund the shares needed, but not more than the shares needed (except for clerical errors and errors of transmission) to fill unconditional orders for shares of the Fund placed with the Principal Underwriter by financial service firms or investors as set forth in the current Prospectus relating to shares of the Fund. The price which the Principal Underwriter shall pay for the shares so purchased shall be the net asset value used in determining the public offering price on which such orders were based. The Principal Underwriter shall notify Investors Bank & Trust Company, Custodian of the Fund ("IBT"), and First Data Investor Services Group, Transfer Agent of the Fund ("First Data"), or a successor transfer agent, at the end of each business day, or as soon thereafter as the orders placed with it have been compiled, of the number of shares and the prices thereof which the Principal Underwriter is to purchase as principal for resale. The Principal Underwriter shall take down and pay for shares ordered from the Fund on or before the eleventh business day (excluding Saturdays) after the shares have been so ordered.

      The right granted to the Principal Underwriter to buy shares from the Fund shall be exclusive, except that said exclusive right shall not apply to shares issued in connection with the merger or consolidation of any other investment company or personal holding company with the Fund or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company, by the Fund; nor shall it apply to shares, if any, issued by the Fund in distribution of income or realized capital gains of the Fund payable in shares or in cash at the option of the shareholder.

      2. The shares may be resold by the Principal Underwriter to or through financial service firms having agreements with the Principal Underwriter, and to investors, upon the following terms and conditions.

      The public offering price, i.e., the price per share at which the Principal Underwriter or financial service firm purchasing shares from the Principal Underwriter may sell shares to the public, shall be the public offering price as set forth in the current Prospectus relating to said shares, but not to exceed the net asset value at which the Principal Underwriter is to purchase the shares, plus a sales charge not to exceed 7.25% of the public offering price (the net asset value divided by .9275). If the resulting public offering price does not come out to an even cent, the public offering price shall be adjusted to the nearer cent.

      The Principal Underwriter may also sell shares at the net asset value at which the Principal Underwriter is to purchase such shares, provided such sales are not inconsistent with the provisions of Section 22(d) of the Investment Company Act of 1940, as amended from time to time (the "1940 Act"), and the rules thereunder, including any applicable exemptive orders or administrative interpretations or "no-action" positions with respect thereto.

      The net asset value of shares of the Fund shall be determined by the Trust or IBT, as the agent of the Fund, as of the close of regular trading on the New York Stock Exchange on each business day on which said Exchange is open, or as of such other time on each such business day as may be determined by the Trustees of the Trust, in accordance with the methodology and procedures for calculating such net asset value authorized by the Trustees. The Trust may also cause the net asset value to be determined in substantially the same manner or estimated in such manner and as of such other time or times as may from time to time be agreed upon by the Trust and Principal Underwriter. The Trust will notify the Principal Underwriter each time the net asset value of the Fund's shares is determined and when such value is so determined it shall be applicable to transactions as set forth in the current Prospectus and Statement of Additional Information (hereafter the "Prospectus") relating to the Fund's shares.

      No shares of the Fund shall be sold by the Fund during any period when the determination of net asset value is suspended pursuant to the Declaration of Trust, except to the Principal Underwriter, in the manner and upon the terms above set forth to cover contracts of sale made by the Principal Underwriter with its customers prior to any such suspension, and except as provided in the last paragraph of paragraph 1 hereof. The Trust shall also have the right to suspend the sale of the Fund's shares if in the judgment of the Trust conditions obtaining at any time render such action advisable. The Principal Underwriter shall have the right to suspend sales at any time, to refuse to accept or confirm any order from an investor or financial service firm, or to accept or confirm any such order in part only, if in the judgment of the Principal Underwriter such action is in the best interests of the Fund.

      3. The Trust covenants and agrees that it will, from time to time, but subject to the necessary approval of the Fund's shareholders, take such steps as may be necessary to register the Fund's shares under the federal Securities Act of 1933, as amended from time to time (the "1933 Act"), to the end that there will be available for sale such number of shares as the Principal Underwriter may reasonably be expected to sell. The Trust covenants and agrees to indemnify and hold harmless the Principal Underwriter and each person, if any, who controls the Principal Underwriter within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any shares of the Fund, which may be based upon the 1933 Act or on any other statute or at common law, on the ground that the Registration Statement or Prospectus, as from time to time amended and supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Trust in connection therewith by or on behalf of the Principal Underwriter; provided, however, that in no case (i) is the indemnity of the Trust in favor of the Principal Underwriter and any such controlling person to be deemed to protect such Principal Underwriter or any such controlling person against any liability to the Trust or the Fund or its security holders to which such Principal Underwriter or any such controlling person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Trust or the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Principal Underwriter or any such controlling person unless the Principal Underwriter or any such controlling person, as the case may be, shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Principal Underwriter or such controlling person (or after such Principal Underwriter or such controlling person shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve it from any liability which the Fund may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust shall be entitled to participate, at the expense of the Fund, in the defense, or, if the Trust so elects, to assume the defense of any suit brought to enforce any such liability, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Principal Underwriter or controlling person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any such suit and retains such counsel, the Principal Underwriter or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Trust does not elect to assume the defense of any such suit, the Fund shall reimburse the Principal Underwriter or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust agrees promptly to notify the Principal Underwriter of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of the Fund's shares.

      4. The Principal Underwriter covenants and agrees that, in selling the shares of the Fund, it will use its best efforts in all respects duly to conform with the requirements of all state and federal laws relating to the sale of such shares, and will indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any shares of the Fund, which may be based upon the 1933 Act or any other statute or at common law, on account of any wrongful act of the Principal Underwriter or any of its employees (including any failure to conform with any requirement of any state or federal law relating to the sale of such shares) or on the ground that the registration statement or Prospectus, as from time to time amended and supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, insofar as any such statement or omission was made in reliance upon, and in conformity with information furnished in writing to the Trust in connection therewith by or on behalf of the Principal Underwriter, provided, however, that in no case (i) is the indemnity of the Principal Underwriter in favor of any person indemnified to be deemed to protect the Fund or any such person against any liability to which the Fund or any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its or his duties or by reason of its or his reckless disregard of its obligations and duties under this Agreement, or
(ii) is the Principal Underwriter to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Trust or such person, as the case may be, shall have notified the Principal Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Trust, the Fund or upon such person (or after the Trust, the Fund or such person shall have received notice of such service on any designated agent), but failure to notify the Principal Underwriter of any such claim shall not relieve it from any liability which it may have to the Fund or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Principal Underwriter shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Principal Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Trust, or to its officers or Trustees, or to any controlling person or persons, defendant or defendants in the suit. In the event that the Principal Underwriter elects to assume the defense of any such suit and retains such counsel, the Fund or such officers or Trustees or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them or the Trust, but, in case the Principal Underwriter does not elect to assume the defense of any such suit, it shall reimburse the Fund, any such officers and Trustees or controlling person or persons, defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them or the Trust. The Principal Underwriter agrees promptly to notify the Trust of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the Fund's shares.

      Neither the Principal Underwriter nor any financial service firm nor any other person is authorized by the Trust to give any information or to make any representations, other than those contained in the Registration Statement or Prospectus filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act (as said Registration Statement and Prospectus may be amended or supplemented from time to time), covering the shares of the Fund. Neither the Principal Underwriter nor any financial service firm nor any other person is authorized to act as agent for the Trust or the Fund in connection with the offering or sale of shares of the Fund to the public or otherwise. All such sales made by the Principal Underwriter shall be made by it as principal, for its own account. The Principal Underwriter may, however, act as agent in connection with the repurchase of shares as provided in paragraph 6 below, or in connection with "exchanges" between investment companies for which the Principal Underwriter (or an affiliate thereof) acts as principal underwriter or investment adviser.

      5(a).       The Fund will pay, or cause to be paid -

            (i) all the costs and expenses of the Fund, including fees and disbursements of its counsel, in connection with the preparation and filing of any required Registration Statement and/or Prospectus under the 1933 Act, or the 1940 Act, covering its shares and all amendments and supplements thereto, and preparing and distributing periodic reports to shareholders (including the expense of setting up in type any such Registration Statement, Prospectus or periodic report);

            (ii) the cost of preparing temporary and permanent share certificates (if any) for shares of the Fund;

            (iii) the cost and expenses of delivering to the Principal Underwriter at its office in Boston, Massachusetts, all shares of the Fund purchased by it as principal hereunder;

            (iv) all the federal and state (if any) issue and/or transfer taxes payable upon the issue by or (in the case of treasury shares) transfer from the Fund to the Principal Underwriter of any and all shares of the Fund purchased by the Principal Underwriter hereunder;

            (v) the fees, costs and expenses of the registration or qualification of shares of the Fund for sale in the various states, territories or other jurisdictions (including without limitation the registering or qualifying the Fund as a broker or dealer or any officer of the Fund as agent or salesman in any state, territory or other jurisdiction); and

            (vi) all payments to be made by the Fund pursuant to any written plan approved in accordance with Rule 12b-1 under the 1940 Act or any written service plan.

      (b) The Principal Underwriter agrees that, after the Prospectus (other than to existing shareholders of the Fund) and periodic reports have been set up in type, it will bear the expense of printing and distributing any copies thereof which are to be used in connection with the offering of shares of the Fund to financial service firms or investors. The Principal Underwriter further agrees that it will bear the expenses of preparing, printing and distributing any other literature used by the Principal Underwriter or furnished by it for use by financial service firms in connection with the offering of the shares of the Fund for sale to the public and any expenses of advertising in connection with such offering.
      (c) The Principal Underwriter shall be entitled to receive all contingent deferred sales charges imposed in accordance with the Prospectus on early redemptions of Fund shares.

       6. The Trust hereby authorizes the Principal Underwriter to repurchase, upon the terms and conditions set forth in written instructions given by the Trust to the Principal Underwriter from time to time, as agent of the Fund and for its account, such shares of the Fund as may be offered for sale to the Fund from time to time.

      (a) The Principal Underwriter shall notify in writing IBT and First Data, at the end of each business day, or as soon thereafter as the repurchases in each pricing period have been compiled, of the number of shares repurchased for the account of the Fund since the last previous report, together with the prices at which such repurchases were made, and upon the request of any officer or Trustee of the Trust shall furnish similar information with respect to all repurchases made up to the time of the request on any day.

      (b) The Trust reserves the right to suspend or revoke the foregoing authorization at any time; unless otherwise stated, any such suspension or revocation shall be effective forthwith upon receipt of notice thereof by an officer of the Principal Underwriter, by telegraph or by written instrument from an officer of the Trust duly authorized by its Trustees. In the event that the authorization of the Principal Underwriter is, by the terms of such notice, suspended for more than twenty-four hours or until further notice, the authorization given by this paragraph 6 shall not be revived except by action of a majority of the Trustees of the Trust.

      (c) The Principal Underwriter shall have the right to terminate the operation of this paragraph 6 upon giving to the Trust thirty (30) days' written notice thereof.

      (d) The Trust agrees to authorize and direct IBT, to pay, for the account of the Fund, the purchase price of any shares so repurchased against delivery of the certificates in proper form for transfer to the Fund or for cancellation by the Fund.

      (e) The Principal Underwriter shall receive no commission in respect of any repurchase of shares under the foregoing authorization and appointment as agent, except contingent deferred sales charges.

      (f) The Trust agrees that the Fund will reimburse the Principal Underwriter, from time to time on demand, for any reasonable expenses incurred in connection with the repurchase of shares of the Fund pursuant to this paragraph 6.

      7. If, at any time during the existence of this Agreement, the Trust shall deem it necessary or advisable in the best interests of the Fund that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the Commission or other governmental authority or to obtain any advantage under Massachusetts or federal tax laws, and shall notify the Principal Underwriter of the form of amendment which it deems necessary or advisable and the reasons therefor, and, if the Principal Underwriter declines to assent to such amendment, the Trust may terminate this Agreement forthwith by written notice to the Principal Underwriter. If, at any time during the existence of this Agreement upon request by the Principal Underwriter, the Trust fails (after a reasonable time) to make any changes in its Declaration of Trust, as amended, or in its methods of doing business which are necessary in order to comply with any requirement of federal law or regulations of the Commission or of a national securities association of which the Principal Underwriter is or may be a member, relating to the sale of the shares of the Fund, the Principal Underwriter may terminate this Agreement forthwith by written notice to the Trust.

      8(a). The Principal Underwriter is a corporation in the United States organized under the laws of Massachusetts and holding membership in the National Association of Securities Dealers, Inc., a securities association registered under Section 15A of the Securities Exchange Act of 1934, as amended from time to time, and during the life of this Agreement will continue to be so resident in the United States, so organized and a member in good standing of said Association. The Principal Underwriter covenants that it and its officers and directors will comply with the Trust's Declaration of Trust and By-Laws, and the 1940 Act and the rules promulgated thereunder, insofar as they are applicable to the Principal Underwriter.

      (b) The Principal Underwriter shall maintain in the United States and preserve therein for such period or periods as the Commission shall prescribe by rules and regulations applicable to it as Principal Underwriter of an open-end investment company registered under the 1940 Act such accounts, books and other documents as are necessary or appropriate to record its transactions with the Fund. Such accounts, books and other documents shall be subject at any time and from time to time to such reasonable periodic, special and other examinations by the Commission or any member or representative thereof as the Commission may prescribe. The Principal Underwriter shall furnish to the Commission within such reasonable time as the Commission may prescribe copies of or extracts from such records which may be prepared without effort, expense or delay as the Commission may by order require.

      9. This Agreement shall continue in force indefinitely until terminated as in this Agreement above provided, except that:

      (a) this Agreement shall continue in effect through and including April 28, 1997 (or, if applicable, the next April 28 which follows the day on which the Fund has become a party hereto by amendment of Schedule A subsequent to April 28, 1997) and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance is specifically approved at least annually (i) by the vote of a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Principal Underwriter cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund;

      (b) that either party shall have the right to terminate this Agreement on six (6) months' written notice thereof given in writing to the other; and

      (c) additional series of the Trust will become parties hereto upon approval by the Trustees of the Trust and amendment of Schedule A.

      10. In the event of the assignment of this Agreement by the Principal Underwriter, this Agreement shall automatically terminate.

      11. Any notice under this Agreement shall be in writing, addressed and delivered, or mailed postage paid, to the other party, at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the record address of the Trust and that of the Principal Underwriter, shall be 24 Federal Street, Boston, Massachusetts 02110.

      12. The services of the Principal Underwriter to the Fund hereunder are not to be deemed to be exclusive, the Principal Underwriter being free to (a) render similar services to, and to act as principal underwriter in connection with the distribution of shares of, other series of the Trust or other investment companies, and (b) engage in other business and activities from time to time.

      13. The terms "vote of a majority of the outstanding voting securities," "assignment" and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission by any rule, regulation or order.

      14. The Principal Underwriter expressly acknowledges the provision in the Trust's Declaration of Trust limiting the personal liability of the shareholders of the Fund or the Trustees of the Trust. The Principal Underwriter hereby agrees that it shall have recourse only to the assets of the Fund for payment of claims or obligations as between the Trust on behalf of the Fund, and the Principal Underwriter arising out of this Agreement and shall not seek satisfaction from any shareholders of the Trust or from the Trustees or any Trustee of the Trust. The Fund shall not be responsible for obligations of any other series of the Trust.

      15. All references in this Agreement to the "Prior Agreements" shall mean the distribution agreements referenced on Schedule A hereto between the Trust on behalf of the Fund and the Prior Principal Underwriter, Eaton Vance Distributors, Inc., a separate Massachusetts corporation that has served as principal underwriter prior to the effective date of this Agreement. Such references shall not be applicable to any additional series of the Trust which becomes a Fund hereunder by amendment of Schedule A hereafter.

      16. This Agreement shall amend, replace and be substituted for the Prior Agreements as of the opening of business on November 1, 1996, and this Agreement shall be effective as of such time.

      IN WITNESS WHEREOF, the parties hereto have entered into this Agreement the 18th day of October, 1996.

                                          EATON VANCE MUNICIPALS TRUST



                                          By  /s/ Thomas J. Fetter
                                                  ------------------------------
                                                  President

                                          EATON VANCE DISTRIBUTORS, INC.


                                          By  /s/ H. Day Brigham, Jr.
                                                  ------------------------------
                                                  Vice President

                                   SCHEDULE A

                          EATON VANCE MUNICIPALS TRUST
                             DISTRIBUTION AGREEMENT
                               (TRADITIONAL FUNDS)

                           EFFECTIVE NOVEMBER 1, 1996


NAME OF FUND                                      INCEPTION DATE OF PRIOR AGREEMENTS
------------                                      ----------------------------------

EV Traditional Alabama Municipals Fund*           November 29, 1993/January 27, 1995/June 19, 1995
EV Traditional Arizona Municipals Fund*           November 29, 1993/January 27, 1995/June 19, 1995
EV Traditional Arkansas Municipals Fund*          February 1, 1994/January 27, 1995/June 19, 1995
EV Traditional California Municipals Fund**       April 14, 1994/June 19, 1995
EV Traditional Colorado Municipals Fund*          November 29, 1993/January 27, 1995/June 19, 1995
EV Traditional Connecticut Municipals Fund        March 21, 1994/June 19, 1995
EV Traditional Florida Municipals Fund            March 7, 1994/June 19, 1995
EV Traditional Georgia Municipals Fund*           November 29, 1993/January 27, 1995/June 19, 1995
EV Traditional Kentucky Municipals Fund*          November 29, 1993/January 27, 1995/June 19, 1995
EV Traditional Louisiana Municipals Fund*         February 1, 1995/January 27, 1995/June 19, 1995
EV Traditional Maryland Municipals Fund*          November 29, 1993/January 27, 1995/June 19, 1995
EV Traditional Massachusetts Municipals Fund*     November 29, 1993/January 27, 1995/June 19, 1995
EV Traditional Michigan Municipals Fund*          November 29, 1993/January 27, 1995/June 19, 1995
EV Traditional Minnesota Municipals Fund*         November 29, 1993/January 27, 1995/June 19, 1995
EV Traditional Mississippi Municipals Fund*       November 29, 1993/January 27, 1995/June 19, 1995
EV Traditional Missouri Municipals Fund*          November 29, 1993/January 27, 1995/June 19, 1995
EV Traditional National Municipals Fund           March 7, 1994/June 19, 1995
EV Traditional New Jersey Municipals Fund         March 21, 1994/June 19, 1995
EV Traditional New York Municipals Fund           March 7, 1994/June 19, 1995
EV Traditional North Carolina Municipals Fund*    November 29, 1993/January 27, 1995/June 19, 1995
EV Traditional Ohio Municipals Fund*              November 29, 1993/January 27, 1995/June 19, 1995
EV Traditional Oregon Municipals Fund*            November 29, 1993/January 27, 1995/June 19, 1995
EV Traditional Pennsylvania Municipals Fund       March 21, 1994/June 19, 1995
EV Traditional Rhode Island Municipals Fund*      November 29, 1993/January 27, 1995
EV Traditional South Carolina Municipals Fund*    February 1, 1994/January 27, 1995/June 19, 1995
EV Traditional Tennessee Municipals Fund*         November 29, 1993/January 27, 1995/June 19, 1995
EV Traditional Texas Municipals Fund*             November 29, 1993/January 27, 1995/June 19, 1995
EV Traditional Virginia Municipals Fund*          November 29, 1993/January 27, 1995/June 19, 1995
EV Traditional West Virginia Municipals Fund*     November 29, 1993/January 27, 1995/June 19, 1995


----------
* This fund formerly was (or currently is) a Classic series of the Trust. **This fund is a successor in operations to a fund which was reorganized, effective October 1, 1995.